Exhibit 10.15

HOLMES FINANCING (NO 8) PLC

(FORMERLY BOLDPEARL PLC)

REPORT AND ACCOUNTS

FOR THE PERIOD ENDED 31 DECEMBER 2004

Registered in England and Wales No.

4992222

HOLMES FINANCING (NO 8) PLC (FORMERLY BOLDPEARL PLC)

Report of the Directors

The Directors submit their report together with the accounts for the period from incorporation on 11 December 2003 to 31 December 2004.

1. Principal activity and review of the year

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

The Company was registered as Boldpearl plc in England and Wales on 11 December 2003 as a public limited company, with an authorised share capital of £100,000 comprising 100,000 ordinary shares of £1 each.

On 13 January 2004 the company changed its name by special resolution to Holmes Financing (No.8) plc.

The Company commenced trading on 1 April 2004 when it issued UK sterling, Euro and US dollar denominated loan notes to the total value of £3,983,790,310 and made loans to Holmes Funding Limited for equivalent amounts and on equivalent terms, in order to enable Holmes Funding Limited to purchase an interest in the assets of Holmes Trustees Limited. The assets comprise mortgage loans secured on residential property in England and Wales.

Both Holmes Funding Limited and Holmes Trustees Limited are group undertakings.

2. Results and dividends

The profit for the year on ordinary activities after tax amounted to £nil.

The Directors do not recommend the payment of a dividend.

The retained profit of £nil has been transferred to reserves.

3. Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the period under review, the Company’s policy that no trading in financial instruments shall be undertaken.

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in US Dollars and Euros. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in Sterling.

4. Directors and their interests

The Directors who served throughout the period, except as noted, were:

Instant Companies Limited (appointed 11 December 2003, resigned 8 January 2004)
Mr D M Green (appointed 21 January 2004)
Mr M McDermott (appointed 8 January 2004)
SPV Management Limited (appointed 8 January 2004)

At the period end, Holmes Holdings Limited and M. McDermott jointly held one share in the Company.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the period end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited or its subsidiaries, at the period end.

5. Directors' responsibility in respect of the preparation of accounts

The Directors are required by UK company law to prepare financial statements for each financial period that give a true and fair view of the state of affairs of the Company as at the end of the financial period and the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and that reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the period ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

6. Going concern

The Directors confirm that they are satisfied that Holmes Financing (No.8) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

7. Auditors

At the forthcoming Annual General Meeting of the Company it will be proposed that Deloitte & Touche LLP be re-appointed as auditors of the Company.

By Order of the Board

/s/ Karen Carson
For and on behalf of
Abbey National Secretariat Services Limited
 Company Secretary
17 June 2005

Registered Office Address:

Abbey National House
2 Triton Square
Regent’s Place
London
NW1 3AN

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF HOLMES FINANCING (NO 8) PLC (FORMERLY BOLDPEARL PLC)

We have audited the financial statements of Holmes Financing (No 8) plc (formerly Boldpearl plc) for the period from the date of incorporation on 11 December 2003 to 31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 17. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of Directors and auditors

As described in the statement of Directors’ responsibilities, the Company’s Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors’ report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors’ remuneration and transactions with the Company is not disclosed.

We read the Directors’ report for the above period and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the Company’s affairs as at 31 December 2004 and of its result for the period then ended and have been properly prepared in accordance with the Companies Act 1985.

Date: 17 June 2005

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

HOLMES FINANCING (NO 8) PLC (FORMERLY BOLDPEARL PLC)

Profit and loss account
For the period ended 31 December 2004

		Period 11
		Dec 2003 to
	Note	31 Dec 2004
		£’000

Interest receivable	2	145,247

Interest payable	3	(145,247)

Net interest income		–

OPERATING PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	4	–

Tax on profit on ordinary activities	5	–

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE YEAR		–

Profit and loss account brought forward		–

Profit and loss account carried forward		–

There are no recognised gains or losses in the current financial period other than the profit for the financial period and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above and their historical cost equivalents.

All transactions are derived from continuing operations.

HOLMES FINANCING (NO 8) PLC (FORMERLY BOLDPEARL PLC)

Balance sheet
As at 31 December 2004

	Note	2004
		£’000

FIXED ASSETS
Loans to Group Undertaking	6	3,983,790

CURRENT ASSETS
Debtors	7	43,025
Cash at bank and in hand	8	5,881

		48,906

CREDITORS - amounts falling due within one year	9	1,050,317

NET CURRENT ASSETS		(1,001,411)

TOTAL ASSETS LESS CURRENT LIABILITIES		2,982,379

CREDITORS - amounts falling due after more than one year	10	2,982,329

NET ASSETS		50

CAPITAL AND RESERVES

Called up share capital	13	50
Profit and loss account		–

EQUITY SHAREHOLDERS' FUNDS	14	50

The financial statements on pages 5 to 12 were approved by the Board of Directors on 17 June 2005

Signed on behalf of the Board of Directors

M McDermott
Director

HOLMES FINANCING (NO 8) PLC (FORMERLY BOLDPEARL PLC)

Notes to the accounts for the period ended 31 December 2004

1. ACCOUNTING POLICIES

Basis of accounting

The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

Presentation of the profit and loss account

Due to the nature of the business the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

Interest receivable

Interest receivable is recognised on an accrual basis.

Fixed assets

Loans to group undertakings held as fixed assets are stated at cost less provision for any impairment.

Derivatives

Transactions are undertaken in derivative financial instruments, “derivatives”, which include cross currency swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in foreign exchange rates inherent in the Company’s non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company. A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

Interest receivable and payable on foreign currency

Interest receivable and payable arising in foreign currencies is translated at the average rates of exchange over the accounting year unless it is hedged in which case the relevant hedge rate is applied. Assets and liabilities denominated in foreign currencies are translated into sterling at the contracted hedge rates.

Debt securities

Debt Securities in Issue are stated at net proceeds.

Cash flow statement

The Company is a wholly owned subsidiary of Holmes Holdings Limited, a company registered in England and Wales. Accordingly, the Company has taken advantage of the exemption in paragraph 5(a) of Financial Reporting Standard 1 (Revised), Cash Flow Statements and not published its own cash flow statement.

Comparative figures

Comparative figues have not been prepared as this is the first financial period since incorporation for which accounts have been prepared.

HOLMES FINANCING (NO 8) PLC (FORMERLY BOLDPEARL PLC)

Notes to the accounts for the period ended 31 December 2004

2. Interest receivable

Period 11
Dec 2003
to 31 Dec
2004
£'000

Interest receivable from group companies (see note 6)	145,169

Interest receivable on collateralised cash (see note8)	78

145,247

All of the income is derived from one geographical
segment.

3. Interest payable

Period 11
Dec 2003
to 31 Dec
2004
£'000

Interest payable on debt securities (see note 11).	145,169
Interest payable on collateralised cash	78

145,247

4. Profit on ordinary activities before taxation

The Company has no employees other than its directors.

No emoluments were paid to the Directors by the Company during the current period.

All administrative expenses, including auditors' remuneration, in the current period were paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

5. Tax credit/(charge) on profit on ordinary activities

Period 11
Dec 2003
to 31 Dec
2004
£'000

UK Corporation Tax for the year at 0%	–

–

The company qualifies for the starting companies’ rate of corporation tax of nil%.

6. Loans to Group Undertaking

2004
£'000

Repayable:
Within one year or less on demand	1,001,461
In more than two but not more than five years	–
More than five years	2,982,329

3,983,790

The loans are all denominated in sterling and are at variable rates of interest, based on LIBOR for three- month sterling deposits

7. Debtors

2004
£'000

Called up share capital not paid
– due from parent undertaking	37
Accrued interest receivable on loans to group undertaking	42,988

43,025

8. Cash at Bank and in Hand

The Company holds deposits at banks, which pay interest based on LIBOR.

Swap counterparties are subject to a cash collateralisation agreement whereby dependent on the credit rating of the counterparty an amount may be payable by the counterparty to the Company. This amount is included in cash at bank and in hand, and within creditors: amounts falling due within one year. It is repayable when the swap agreements mature, or if earlier when the credit rating of the counterparty improves.

At 31 December 2004 an amount of £5,868,001 was held which related to cash received under cash collateralisation agreements. The amount was held on deposit at Federal Funds with an effective interest rate to match the interest payable to the swap counterparty.

9. Creditors : amounts falling due within one year

2004
£'000

Accrued interest payable	42,988
Amounts due in respect of collaterialised cash received	5,868
Debts securities in issue (note 11)	1,001,461

1,050,317

10. Creditors : amounts falling due after more than one year

2004
£'000

Debts securities in issue (note 11)	2,982,329

11. Debt Securities in Issue

2004
£'000

Series 1 Class A Floating Rate Notes 2005	1,001,461
Series 1 Class B Floating Rate Notes 2040	34,050
Series 1 Class C Floating Rate Notes 2040	58,085
Series 2 Class A Floating Rate Notes 2011	811,996
Series 2 Class B Floating Rate Notes 2040	27,608
Series 2 Class C Floating Rate Notes 2040	47,096
Series 3 Class A Floating Rate Notes 2020	663,597
Series 3 Class B Floating Rate Notes 2040	22,790
Series 3 Class C Floating Rate Notes 2040	38,542
Series 4 Class A1 Floating Rate Notes 2040	900,000
Series 4 Class A2 Floating Rate Notes 2040	270,665
Series 4 Class B Floating Rate Notes 2040	39,900
Series 4 Class C Floating Rate Notes 2040	68,000

3,983,790

The notes are denominated in the following currencies:
UK Sterling	1,007,900
US Dollars	2,250,961
Euro	724,929

3,983,790

Foreign currency notes are converted at the rate of exchange in the applicable hedging currency swap.

All the Class A Notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 Notes will rank in priority to the Class A2 Notes and the Class A3 Notes, and the Class A2 Notes will rank in priority to the Class A3 Notes.

Payments in respect of the Class B and C Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class C Notes.

Interest is payable on the notes at variable rates based on the one-month US Dollar LIBOR, three-month Sterling and US Dollar LIBOR and three-month EURIBOR. The Company's obligations to noteholders, and to other secured creditors, are secured under a deed of charge that grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all of its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee. The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

The estimated fair values of the notes, based on the mid-market price on 31 December, are as follows:

2004
£'000

Series 1 Class A Floating Rate Notes 2005	1,001,485
Series 1 Class B Floating Rate Notes 2040	34,045
Series 1 Class C Floating Rate Notes 2040	58,076
Series 2 Class A Floating Rate Notes 2011	811,880
Series 2 Class B Floating Rate Notes 2040	27,604
Series 2 Class C Floating Rate Notes 2040	47,089
Series 3 Class A Floating Rate Notes 2020	663,591
Series 3 Class B Floating Rate Notes 2040	22,790
Series 3 Class C Floating Rate Notes 2040	38,542
Series 4 Class A1 Floating Rate Notes 2040	904,852
Series 4 Class A2 Floating Rate Notes 2040	270,627
Series 4 Class B Floating Rate Notes 2040	40,331
Series 4 Class C Floating Rate Notes 2040	70,206

3,991,118

12. Financial Instruments

The Company’s policies as regards derivatives and financial instruments are set out in the Report of the Directors on page 1 and the accounting policies on page 6. The Company does not trade in financial instruments. The following disclosures are made in respect of financial instruments. Short-term debtors and creditors are included in all of the following disclosures.

12(a) Maturity profile of financial liabilities

	Debt
	securities in	Other	Total
	issue	Liabilities	Liabilities
2004	£'000	£'000	£'000

Within one year or less or on demand	1,001,461	48,856	1,050,317
More than two years but not more than five years	–	–	–
More than five years	2,982,329	–	2,982,329

	3,983,790	48,856	4,032,646

There are no material undrawn committed borrowing facilities.

12(b) Interest rate profile of financial assets and liabilities

After taking into account the cross currency swaps entered into by the Company, the interest rate profile of the Company’s financial assets and liabilities was:

				Weighted
				average
			Non-	years
		Floating	interest	until
	Total	rate	bearing	maturity	*
	£'000	£'000	£'000	Years

2004

Assets:
Sterling	4,032,696	3,989,671	43,025	0.1

Liabilities:
Sterling	4,032,646	3,989,658	42,988	0.1

* for non-interest bearing assets/liabilities only.

Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type.

12(c) Fair values of financial assets and liabilities

The fair value of debt securities in issue is disclosed in note 11 to the accounts.

Fair value disclosures are not provided for loans to group undertakings, as there is no liquid and active market for such instruments.

The estimated fair values of other assets and liabilities on the balance sheet are not materially different from their carrying amounts.

The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2004 was a liability of £86,558,266.

The cross currency swaps mature between April 2005 and July 2040.

The fair value of the instruments will largely be recognised after the end of the next financial year.

12(d) Currency profile

Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2004.

13. Share capital

2004
£'000

Authorised:
100,000 Ordinary shares of £1 each	100

Allotted and called up:
50,000 Ordinary shares of £1 each	50

49,998 ordinary shares are partly paid to 25 pence. Two subscriber shares are fully paid.

14. Reconciliation of movements in shareholders' funds

2004
£'000

Opening and closing shareholders' funds	50

15. Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2004.

16. Related party disclosures

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS8 'Related Party Disclosures' not to disclose transactions with entities that are part of the Holmes Group.

The group remunerates SPV Management Limited for administration services provided to Holmes Financing (No. 8) plc. The total amount paid relating to the Company in the period ended 31 December 2004, by the group, was £9,014.

17. Parent Undertaking and Controlling Party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey Secretariat, Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN.